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                                    EXHIBIT 23.1
                          CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Maxim Pharmaceuticals, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                               KPMG Peat Marwick LLP


San Diego, California
March 19, 1998